Exhibit 10.34

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

US $270,630.40	September 1, 2009
(the "Issuance Date")

Plus interest at
Eighteen Percent (18%)
For a Term of One (1) Year

SUPERSEDING SECURED NOTE

FOR VALUE RECEIVED, TeknoCreations, Inc. (the "Maker" or the "Company"), a Nevada corporation, haying a place of business at 8100 M4 Wyoming Blvd NE, Suite 420, Albuquerque, New Mexico, 87113, hereby promises to pay to the order of Micro Pipe Fund I, L.L.C. ("Payee" or "Lender"), a Minnesota limited liability company, having its principal address at 301 Mission Avenue, Suite 209, Oceanside, CA 92078, the sum of $270,630.40. This Superseding Secured Note (this "Note") amends, supersedes and replaces the previously issued November 1, 2007 Secured Note Agreement. and is issued due to loans for the Company's operations. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge and Security Agreement.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Lender at the address of the Lender as set forth in this Note or at such other place as the Lender may designate from time to time in writing to the Makers or by wire transfer of funds to the Lender's account, instructions for which are attached hereto as Exhibit 'A'. The outstanding principal balance of this Note shall be due and payable on the one-year anniversary of the. Issuance Date (the "Maturity Date") or at such earlier time as provided herein.

Article I
Deal Terms.

1.1   Payments of Interest and Principal. Interest on the borrowed outstanding principal balance tinder this Note shall be payable monthly, commencing on the first banking day of April 2010, and on the first business day of each calendar month thereafter until the Maturity Date.

1.2   Security. As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Lender a security interest in and a lien on all, of the Collateral (as that term is defined in the Pledge and Security Agreement). The Lender shall have all rights provided to a secured party under the Pledge and Security Agreement and under the Uniform Commercial Code. The Lender has the right to sell or hypothecate such Collateral, to the extent permitted under applicable securities laws. The Maker shall execute and deliver such documentation as Lender may reasonably request to evidence and perfect Lender's security interest granted in the Transactional Documents.

1.3   Interest Beginning on the Issuance Date. of this Note., the outstanding principal balance of this Note shall bear interest (the “Interest"), in arrears, at a rate per annum equal to eighteen percent (18%) payable in accordance with Section 1.1 and thereafter so long as any principal amount evidenced by this Note remains outstanding. Interest shall be computed on the basis of a 365-day year and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest in cash to the Lender, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default through the date of payment at a new rate of the lesser of twenty five percent (25%) and the maximum applicable legal rate per annum (the "Default Rate").

1.4 Ranking and Covenants.

(a)  Other than such indebtedness existing as of the Issuance Date, the Makers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior in any respect to the Makers' obligations under the Notes, and the Makers will not, and will not permit any Subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except for indebtedness with respect to capital leases incurred in the ordinary course of business. For the purpose of this Agreement, “Subsidiary" means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and. one or more of its Subsidiaries.

(b)  So long as any Notes are outstanding, none of the Makers nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any of the Company's capital stock or set aside any monies for such a redemption, purchase or other acquisition or (ii) issue any options or convertible securities with an exercise price or a conversion price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock.

1.5   Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public :holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

1.6   Transfer. This Note may be transferred or sold, subject to the provisions of this Note, or pledged, hypothecated or otherwise granted as security by the Lender.

1.7   Replacement. Upon receipt of a duly executed and notarized written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Makers, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.8   Pre-Payment Option. Subject to customary equity conditions, the Company may at any time, upon 30 days written notice, prepay all of the outstanding Notes on a pro-rata basis at 110% of the outstanding principal plus interest balance.

Article II
Optional Payment Method.

2.1   Optional Payment Method, At any time prior to repayment of all amounts as under the Note, all or any portion of the principal amount of the Note shall be convertible at the option of the Maker into fully paid, nonassessable and free trading shares of AccessKey IP, Inc. Common Stock. The number of shares of AccessKey IP, Inc. Common Stock that Lender shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal, including accrued interest pursuant to the Note being converted by the Conversion Price. The "Conversion Price" shall be shall be equal to the lesser of (a) $0.10 per share (b) fifty percent (50%) of the closing bid price for Common Stock on the trading day immediately prior to the Lender's receipt of shares pursuant to such Conversion or payment, or Notice of such Conversion or (c) fifty percent (50%) of the average closing bid price for Common Stock on the five (5) Trading Days immediately prior to the Lender's receipt of shares pursuant to such Conversion or payment, or Notice of such Conversion (the "Fixed Price"). For purposes of the preceding sentence, (b) and (c), and the pricing, where the Lender already has possession of shares pursuant to such Conversion or payment, Notice shall be operative, and not :receipt. For purposes of the preceding sentence, if the Maker delivers shares on a date other than When shares arc due or payable in accordance with. the terms hereof, the Lender can treat the share delivery as though made when due.

A.  In order to exercise the conversion privilege, Maker shall give written notice of conversion to Lender stating Maker's election to convert this Note or the portion thereof in whole or in part, as specified in said. notice. As promptly as practicable after receipt of the notice, Maker shall issue and shall deliver to Lender a certificate or certificates for the number of full shares of AccessKey IP, Inc. Common Stock issuable upon the conversion of this Now or portion thereof registered in the name of Lender in accordance with the provisions of this Section 2.1.

B.  Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by Lender, as aforesaid, and Lender shall be deemed to have become on said date the Lender of record of the shares of Common Stock issuable upon such conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Any amounts so converted shall not be reborrowed.

C.  The Maker shall not be entitled to convert, if such conversion would result in beneficial ownership by the Lender and its affiliates, of more than 9.99% of the outstanding shares of Common Stock of the Company on such exercise or conversion date, including:

(i) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (and such identified non-affiliated persons), and

(ii)  the number of shares of Common Stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Lender shall not be limited to aggregate warrant and/or option exercises and/or conversion of only 9.99% and aggregate warrant and/or option exercises and/or conversion by the Lender may exceed 9.99%. The Lender may void the exercise limitation described in this Section upon 61 days prior written notice to the Company, The Lender may allocate which of the equity of the Company deemed beneficially owned by the Lender shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

Article III
Events of Default: Remedies.

3.1   Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a)   the Makers shall fail to make any principal or interest payments due under this Note on the date such payments are due and such default is not fully cured within ten (10) business days after the occurrence thereof; or

(b)  the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at-least one of the OTC Bulletin Board, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days; or

(c)  the Company's notice to the Lender, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note. into shares of Common Stock; or

(d)  either (i) the Makers shall fail to timely deliver the shares of Common Stock upon an Optional Conversion of the Note, or (ii) the Makers shall fail to make the payment of any fees and/or liquidated damages under this Note or the Purchase ..Agreement, which failure is not remedied within ten (10) business days after the occurrence thereof; or

(e)  default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note and such default is not fully cured within ten (10) business days after the Lender delivers written notice to the Makers of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Purchase Agreement, the other Notes, the Warrants or any other Transaction Document which is not covered by any other provisions of this Section 3.1(e) and such default is not fully cured within ten (10) business days after the T.endcr delivers written notice to the Makers of the occurrence thereof; or

(f) any material representation or -warranty made by either of the Makers herein or in the Purchase Agreement, the Other Notes, the Warrants or any other Transaction Document shall prove to have been false at incorrect or breached in a material respect on the date as of which made and the Lender delivers written notice to the Makers of the occurrence thereof; or

(g)  either of the Makers shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United Suites Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or

(h)  a proceeding or case shall be commenced in respect of either of the 'Makers, without its application or consent, in any court. of competent jurisdiction, seeking the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue  dismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against either of the Makers or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to either of the Makers and shall continue undismissed, err unstayed and in effect for a period of thirty (30) days; or

(i)  the failure of the Company to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Lender within five (5) business days of the Lender's request so long as the Lender has provided reasonable assurances to the Company, and based thereon the Company has determined, that such Shares of Common Stock can be sold pursuant to Me 1.44; or the failure of either of the -Makers to pay any other amounts due to the Lender herein or any other Transaction Document within ten (10) business days of the date such payments are due and such default is not fully cured within ten (10) business days after the Lender delivers written notice to the Maker of the occurrence thereof; or

(k) the occurrence of an event of default under any other Transaction Document.

For the purpose of this Note, "Transaction Documents" shall mean any document signed in connection with this Note.

32   Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Lender of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Makers; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1(j) or (k), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, (b) demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Optional Conversion Date (as defined in Section 3.1 hereof), or (c) exercise or otherwise enforce any one or more of the Lender's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement or applicable law. No course of delay on the part of the Lender shall operate as a waiver thereof or otherwise prejudice the right of the Lender. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Article IV
Use of Proceeds.

4.1   Use of Proceeds. The proceeds from the Note advanced herein shall be used for the Maker's general corporate purposes consistent with the Maker's business.

Article V
Maker Covenants.

5.1  Covenants. Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Lender has specifically consented otherwise in writing):

5.2  Financial Reporting. Maker shall furnish to Lender a copy of each financial report submitted on Form 10-K or 10-Q fled with the Securities and Exchange Commission within seven (7) days of such filing.

5.3  Notice of Event of Default. Maker shall furnish to Lender notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

5.4  Financial Statements. Maker shall. furnish to Lender quarterly financial statements, including balance sheets and statements of income, for the Company, which statements shall be annually audited, as soon as practicable after they ate prepared for internal use.

5.5  Record Date. In case the Company shall take record of the Lenders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

5.6  No .Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the Observance or performance of any of the terms to be. observed or performed .hereunder. by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion tights of the Lender against impairment. In the event a Lender shall elect to convert any Notes as provided herein, the Company cannot refuse conversion based on any claim that such Lender or any one associated or affiliated with such Lender has been engaged in any violation of law, violation of an agreement to which such Lender is a party or for any reason Whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Company posts a surety bond for the benefit of such Lender in an amount equal to one hundred percent (100%) of the amount of the Notes the Lender has elected to convert, which bond shall remain in. effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Lender (as liquidated damages) in the event it obtains judgment.

5.7  Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 5.1.6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Lender, at any time, furnish or cause to be furnished to the ender a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a. certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

5.8  Issue Taxes. The Makers shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of securities on conversion of this Note pursuant thereto; provided, however, that the Makers shall not be Obligated to pay any transfer taxes resulting from any transfer requested by the Lender in connection with any such conversion.

5.9  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shores to which the Lender would otherwise be entitled, the Maker shall pay cash equal to the product of the fraction that would evidence such fractional shares multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date. The term "Closing Bid Price” shall mean, on any particular date (i) the last closing bid price per share of the Common Stock on such. date on the OTC 'Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last trading price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation -Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Lender and reasonably acceptable to the Company, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Lender and reasonably acceptable to the Company. The term "Trading Days" shall mean any day that the New York Stock Exchange is open for business.

5.10 Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, one hundred twenty percent (120%) of such number of shares of Common Stock as shall from time to time be sufficient to effect a full Optional Conversion. of this Note. The Company shall, from time to time in, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Note.

5.11  Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of an Conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Article VI
Liquidated Damages/Remedies not Exclusive.

6.1  Liquidated Damages/Remedies not Exclusive. The remedies of Lender provided herein or otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waive or release of the same.

6.2  Liquidated Damages. In the event. that the Company fails to deliver the Common Stock when due, the number of Common Stock otherwise due shall increase by 5% for each month or partial month, until the Company does deliver such shares. The parties agree that this is a reasonable amount for liquidated damages, given the difficulty to determine, in advance, what actual damages may occur.

Article VII
Miscellaneous.

7.1  Notice. All notices required to be given to any of the parties hereunder shall be in writing and shall h e deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	TeknoCreations, Inc. 8100 M4 Wyoming Blvd NE, Suite 420 Albuquerque, New Mexico, 87113
If to the Lender:	Micro Pipe Fund I, L.L.C. 301 Mission Avenue, Suite 209 Oceanside, CA 92078 Phone: (760) 444-5014; Fax :(760) 757-8051

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address Shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

7.2 . Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.3   Successors and Assigns. This Note inures to the benefit of the Lender and binds the Maker, and its respective successors and assigns, and the words "Lender" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

7.4  Assignment. The Lender may assign this Note and Transaction Documents at any time without notice to the Maker. The. Maker may not assign, hypothecate, transfer or otherwise assign this Note.

7.5  Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all or agreements and understandings, whether express or implied, oral and written.

7.6  Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Lender.

7.7  Governing Law. This instrument shall be construed according to and governed by the laws of the State of Illinois.

7.8  Consent to Jurisdiction and Service of Process. Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and. Maker hereby consents that any action Or proceeding against it be commenced and maintained in any court within the State of Illinois by service of process on any. such, officer; and Maker agrees that the courts of the State of Illinois shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Lender, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such Collateral may be located.

7.9  Mandatory Prepayments. Maker shall apply, as prepayments to the Loan until paid in full, all payments or proceeds received by Maker with respect to the disposition or sale of any of the Collateral (whether or not such sale or disposition is permitted by the terms of the Pledge and Security Agreement).

7.10 Merger, License or Any Other Similar Arrangement. Micro Pipe Fund L, L.L.C. or its designee shall also be entitled to a commission of 5% of any and all amounts received., directly or indirectly, by TeknoCreations, Inc. and/or its principals as a consequence of a merger, license or any other similar arrangement or remuneration as a consequence of the efforts of Micro Pipe Fund I, L.L.C. or its designee or agent. All references to "TeknoCreations, Inc." shall include associates, and any individual, corporation, organization, firm or company, of which TeknoCreations, Inc. is a member, employee, principal, party to, or from which such it would otherwise benefit financially, directly or indirectly.

7.11 Right of First Refusal. The Lender shall have a Right of First Refusal as to any financings of the Borrower/Maker within a one-year period of this Note; provided. however that the lender makes not representation and/or does it warrant that it will make any such loan to Maker.

7.12  Legal Fee. The Makers agree to pay all costs and expenses of the Lender :incurred as a result of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

7.13 Anti-Dilution. The conversion price of the notes will be subject to full ratchet anti-dilution adjustment in the event that the company issues additional equity or equity-linked securities, referred to herein as "derivatives" (other than for specific "carve out" issuances) at a purchase or conversion price that is less than the applicable conversion price of the notes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Makers have caused this Note to be duly executed as of the Issuance Date set out above.

TeknoCreations, Inc.

By: /s/ Bruce Palmer
Name: Bruce Palmer
Title: President

Regarding Section 1.8
Acknowledged by AccessKey, Inc.

By: /s/ Bruce Palmer
name: Bruce Palmer
Title: President

Acknowledged by the Lender:

Micro PIPE Fund I, L.L.C.

By: /s/ David Mickelson
Name: David Mickelson
Title:
Date: 10/19/09

EXHIBIT A

FUNDING INSTRUCTIONS:

Payment by check:

Please make checks payable to Micro PIPE Fund I, LLC

Send to:	Micro PIPE Capital Management, LLC 301 Mission Avenue, Suite 209 Oceanside, CA 92054 Attn: Kham Srilasak

Payment by wire Transfer:

Bank Name:	Union Bank of California
Bank Address:	530 B Street, Suite 420
San Diego, CA 92101
Account Name:	Micro PIPE Fund I, LLC
Account Number:	XXXXXXX
Routing Number:	XXXXXXX